Exhibit 99.1

24/7 REAL MEDIA, INC.

FOR IMMEDIATE RELEASE

24/7 REAL MEDIA REPORTS THIRD QUARTER 2006 RESULTS

Expands Partnership with Dentsu Inc. to Address Key Asian Markets Outside of Japan

Third Quarter Highlights:

•      Revenue of $49.1 million, an increase of 40% year-over-year;

•      Pro forma operating income of $4.7 million, or $0.09 per share, compared with $2.3 million, or $0.05 per share, in Q3 of 2005; GAAP net loss of $1.4 million, or $0.03 per share, versus net loss of $0.8 million, or $0.02 per share, in 2005;

•      Expansion of partnership with Dentsu to address additional Asian markets, including China and India.

NEW YORK — November 1, 2006 — 24/7 Real Media, Inc. (Nasdaq: TFSM), a leading global digital marketing company, today announced financial results for the third quarter ended September 30, 2006.  Revenue for the third quarter of 2006 was $49.1 million, an increase of 40% over the $35.1 million reported for the third quarter of 2005.  Revenue contribution from international operations was 61% for the quarter, driven in part by strong year-over-year growth in the U.K. and Korea of 50% and 80%, respectively.

Pro forma operating income(1) for the third quarter of 2006 was $4.7 million, or $0.09 per share.  This compares with pro forma operating income of $2.3 million, or $0.05 per share, for the third quarter of 2005.

Under generally accepted accounting principles (GAAP), net loss for the third quarter of 2006 was $1.4 million, or $0.03 per share.  This compared to a GAAP net loss of $0.8 million, or $0.02 per share, for the third quarter of 2005.  Due to the differing treatment of certain expenses in 2006 under the recent adoption of Statement of Financial Accounting Standards (SFAS) No. 123(R), Stock Based Compensation, results between these periods are not directly comparable.  The comparable figure for the third quarter of 2005, as disclosed under SFAS No. 123, is a net loss of $2.2 million, or $0.05 per share.

Simultaneously with this release, 24/7 Real Media announced the expansion of its existing search engine marketing partnership with Dentsu to address strategic Asian markets outside of Japan.  Under the guidance of K.K. 24-7 Search, the existing Tokyo-based joint venture of Dentsu and 24/7 Real Media, this new venture will establish operations to service advertising markets throughout Asia, including China, India, Korea, Thailand, and Taiwan.

“Our operations continue to generate strong revenue growth and earnings leverage,” said David J. Moore, chairman and chief executive officer of 24/7 Real Media.  “Our solid operating performance, combined with our technology know-how and unmatched international experience, has provided us with the opportunity to be the partner of choice for premier global players in advertising, securing our relevancy to the advertising landscape of tomorrow.”

“Through our expanded partnership with Dentsu, we are positioning 24/7 Real Media to be a significant beneficiary of the incredible growth that is projected over the upcoming decade for many of the markets throughout Asia and the Pacific Rim.”

(1)             Pro forma operating income is a non-GAAP financial measure.  24/7 Real Media believes pro forma reporting provides meaningful insight into the Company’s ongoing economic performance and therefore uses pro forma reporting internally to assist in evaluating and managing the Company’s operations.  A full reconciliation of GAAP net income to pro forma operating income for the three and nine months ended September 30, 2006 and 2005 appears in the financial statement portion of this release.

24/7 REAL MEDIA, INC: THE SCIENCE OF DIGITAL MARKETING | NASDAQ: TFSM P: +1 877.247.2477 | E: INFO@247REALMEDIA.COM | WWW.247REALMEDIA.COM

Segment Overview

Revenue in the Media Solutions segment climbed 23% to $19.1 million in the third quarter of 2006 from $15.5 million in the third quarter of 2005.  Gross margins were 33.3% in the third quarter of 2006.

Search Solutions revenue advanced 65% to $22.7 million in the third quarter of 2006 from $13.7 million in the third quarter of 2005.  Gross margins for the segment were 23.4% in the third quarter of 2006.

Technology Solutions revenue climbed 27% to $7.4 million in the third quarter of 2006 from $5.8 million in the third quarter of 2005.  Technology gross margins, excluding stock based compensation expenses, were 80.3% in the third quarter of 2006.

Financial Guidance and Business Outlook

Details regarding the expected financial impact of the announced venture with Dentsu upon the Company’s consolidated financial results for 2007 will be provided during 24/7 Real Media’s fourth quarter earnings call in early March 2007.

The Company expects fourth quarter revenue for 2006 to be between $55 million and $59 million, the mid-point of which represents an increase of 37% from fourth quarter 2005 revenue of $41.7 million.  The Company expects diluted pro forma operating income per share in the fourth quarter of 2006 to be between $0.11 and $0.12 per share.  The Company expects GAAP earnings per share in the fourth quarter of 2006 to be between $0.01 and $0.02.

The Company expects full year 2006 revenue to be in the range of $195 million to $200 million, the mid-point of which represents an increase of 41% from full year revenue of $139.8 million in 2005.  The Company expects diluted pro forma operating income per share for the full year to be between $0.36 and $0.37 per share.  The Company expects GAAP net loss per share for full year 2006 to be between $0.15 and $0.16 per share.

Excluding any impact from the expanded partnership announced today, the Company expects full year 2007 revenue to be in the range of $250 million to $260 million and diluted pro forma operating income per share for the full year to be between $0.51 and $0.55 per share.  The Company is not providing GAAP net income per share guidance for the full year 2007 at this time, as certain items that would be included in that figure are dependent on future events and accounting determinations.(2)

In conjunction with this release, a conference call will be held at 8:30 a.m. EST on Thursday, November 2, to discuss these results. The call will be broadcast live over the Internet at www.247realmedia.com/about/investor.  Please allow extra time to visit our Web site prior to the call and download the streaming media software required to listen to the Internet broadcast.  The online replay of the broadcast should be available within two hours following the live call and will be available for three weeks.

(2)             Our diluted pro forma operating income per share guidance for full year 2007 excludes the following items that are required to be included under GAAP: depreciation expense of $5.1 million; amortization expense of $3.0 million; stock based compensation expense related to equity instruments already or anticipated to be granted of $14.0 million; and interest income of $1.0 million.  Also excluded are income taxes, as we are still determining the amount of our net operating loss carry forwards and our overall effective tax rate, and the overall rate is dependent on the amount of revenue recognized for tax purposes in each jurisdiction in which we operate; warrant liabilities contingent on the price of our common stock; and amounts related to stock-based compensation that will be granted in future periods and are as yet undetermined.

About 24/7 Real Media, Inc.

24/7 Real Media, Inc. is a leading global digital marketing company, empowering advertisers and publishers to engage their target audiences with greater precision, transparency and ROI.  Using its award winning ad serving, targeting, tracking and analytics platform, powerful search marketing capabilities and global network of specialized Web sites, the company has turned the art of reaching audiences across virtually any digital medium into a measurable science.  The company is headquartered in New York, with 20 offices in 12 countries throughout North America, Europe and the Asia Pacific region.  For more information, please visit www.247realmedia.com.

24/7 Real Media: The Science of Digital Marketing.

24/7 Real Media is a member of the NAI and adheres to the NAI privacy principles that have been applauded by the FTC. These principles are designed to help ensure Internet user privacy. For more information about online data collection associated with ad serving, including online preference marketing and an opportunity to opt-out of 24/7 Real Media cookies, go to: www.networkadvertising.org.

Caution concerning forward-looking statements:

Certain statements in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. For instance, words such as “expects,” “anticipates,” “predicts,” “guidance” and similar expressions identify forward-looking statements. Forward-looking statements also include any other passages that relate to expected future events or trends that can only be evaluated by events or trends that will occur in the future.  Some of the forward-looking statements in this news release include, without limitation, statements regarding the expected financial performance for the fourth quarter of 2006, for the full year 2006 and for the full year 2007.  Investors are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release. Except as required by law, 24/7 Real Media undertakes no obligation to update any forward-looking or other statements in this news release, whether as a result of new information, future events or otherwise.  Management may reiterate these forward-looking statements subsequent to the date hereof, but such reiterations should not be considered an update or reaffirmation of these statements unless expressly so stated.  The forward-looking statements are based on the subjective opinions and estimates of management at the time the statements were made and are subject to substantial risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. These substantial risks and uncertainties include, among others, geopolitical, tax, exchange rate and other risks associated with international operations, which currently comprise a significant portion of the Company’s revenue; the potential for enhanced competition, including with competitors that have substantially greater resources than those of the Company; potential issues that may arise in the Company’s Search segment, which is a less seasoned business than the Company’s other segments and which is in an ultra competitive and rapidly evolving industry, in which the Company’s business is somewhat dependent on its ability to maintain good relations with a few search engines; due to these factors, the Company’s Search business may not be able to expand as rapidly as projected, nor maintain its existing customer base or profitability structure; the potential loss of key employees and inability to attract qualified new employees, especially in our Search business, due to a very competitive and tightening job market; risks that the Company’s technology will be insufficient to meet increased business levels; risk that the Company’s technology services will be disrupted by terrorist attack, disasters or malicious intrusion, and that the Company’s back-up facilities and disaster recovery plans will not be adequate; customer concentration or customer loss risks; potential deterioration or slower-than-expected growth in the Internet advertising market; the uncertainties, costs and business impacts of potential new legislation; accounting risks and the risk of litigation or regulatory investigation involving the Company.   In particular, guidance on results in accordance with GAAP do not include (i) the potential impact of any mergers, acquisitions or other business combinations that may be completed after the date of this release, (ii) any unanticipated non-recurring gains,  charges or write-offs, or (iii) unexpected changes in the Company’s effective tax rate, which may be caused by, among other things, the geographical location in which operating income is generated and the availability of tax-loss carryforwards. Actual stock-based compensation expense impact may differ from these estimates based on the timing and amount of restricted stock and options granted, the assumptions used in option valuation and other factors.

More information about factors that could cause actual results to differ materially from those predicted in the Company’s forward-looking statements, as well as additional information regarding the Company’s business and financial results and condition, is set out in its annual report on Form 10-K for the year ended December 31, 2005, and will be set out in its Quarterly Report on Form 10-Q for the three months ended September 30, 2006, which the Company expects to file with the Securities and Exchange Commission on or before November 9, 2006.  Investors are strongly encouraged to read the Company’s Form 10-K, Forms 10-Q and other filings with the Securities and Exchange Commission in their entirety.

For more information on 24/7 Real Media, Inc., please contact:

Investor Relations Sushene Leitch Director, Investor Relations 24/7 Real Media, Inc. Telephone: 212-231-7990 Email: sushene.leitch@247realmedia.com	Media Relations Eric Sokolsky Group Director Weber Shandwick Worldwide Telephone: 212-445-8081 Email: esokolsky@webershandwick.com

24/7 REAL MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2006	2005	2006	2005
	(unaudited)		(unaudited)
Revenues:
Media	$19,082	$15,547	$58,646	$46,460
Search	22,669	13,731	60,247	35,063
Technology	7,392	5,839	21,367	16,550
Total revenues	49,143	35,117	140,260	98,073

Cost of revenues:
Media	12,736	10,516	39,754	31,470
Search	17,357	10,026	45,243	24,405
Technology (inclusive of $139, $7, $384 and $23 in stock-based compensation, respectively)	1,592	1,005	4,661	3,190
Total cost of revenues	31,685	21,547	89,658	59,065

Gross profit	17,458	13,570	50,602	39,008

Operating expenses:
Sales and marketing (inclusive of $1,109, $117, $3,269 and $323 of stock-based compensation, respectively)	7,867	5,723	23,089	16,950
General and administrative (inclusive of $2,616, $318, $10,814 and $950 of stock-based compensation, respectively)	7,638	5,203	25,982	15,407
Product development (inclusive of $471, $51, $1,734 and $151 of stock-based compensation, respectively)	2,425	1,614	7,327	4,322
Other expenses:
Amortization of intangible assets and deferred financing costs	882	1,140	2,661	3,419
Restructuring costs	—	—	—	973
Total operating expenses	18,812	13,680	59,059	41,071
Operating loss	(1,354)	(110)	(8,457)	(2,063)

Interest income (expense), net	220	(48)	428	(190)
Change in fair value of warrant liability	22	(384)	(97)	(344)
Recovery of investment	—	—	—	2,100
Impairment of marketable securities	—	—	—	(588)
Loss on sale of marketable securities	—	(25)	—	(18)
Other income (expense), net	(27)	(55)	97	(95)

Loss before income taxes and minority interest in operations of consolidated subsidiary	(1,139)	(622)	(8,029)	(1,198)

Provision for income taxes	(126)	(164)	(268)	(184)
Minority interest in operations of consolidated subsidiary	(103)	21	(98)	21

Net loss	(1,368)	(765)	(8,395)	(1,361)

Dividends on preferred stock	—	(3)	—	(25)
Net loss attributable to common stockholders	$(1,368)	$(768)	$(8,395)	$(1,386)

Basic net loss attributable to common stockholders per share	$(0.03)	$(0.02)	$(0.17)	$(0.03)

Shares used in per share calculation—basic	48,977,525	45,478,444	48,175,289	45,097,696

24/7 REAL MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2006	2005	2006	2005
	(unaudited)		(unaudited)

Pro forma:

Operating income (a)	$4,743	$2,305	$13,079	$5,876

Diluted operating income per share.	$0.09	$0.05	$0.24	$0.12

Shares used in pro forma per share calculation	55,226,779	49,930,554	54,323,231	49,248,344

(a) Pro forma operating income excludes certain other expenses computed as follows:

Operating loss	$(1,354)	$(110)	$(8,457)	$(2,063)
Excluding:
Amortization of intangible assets and deferred financing costs	882	1,140	2,661	3,419
Stock-based compensation	4,335	493	16,201	1,447
Restructuring costs	—	—	—	973
Minority interest in pro forma operating loss of consolidated subsidiary	(103)	21	(98)	21
Depreciation	983	761	2,772	2,079
Pro forma operating income	$4,743	$2,305	$13,079	$5,876

24/7 REAL MEDIA, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(in thousands)

	September 30,	December 31,
	2006	2005
	(unaudited)

Cash	$51,046	$40,009
Accounts receivable	48,053	38,316
Total current assets	101,790	80,694
Total assets	161,486	142,804
Accounts payable and accrued liabilities	43,519	43,383
Deferred revenue	3,051	3,218
Short-term debt	7,500	14,542
Total current liabilities	54,070	61,143
Total liabilities	63,031	62,529
Minority interests	1,650	1,556
Total stockholders' equity	96,805	78,719